SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CPI AEROSTRUCTURES, INC,

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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CPI AEROSTRUCTURES, INC.

60 Heartland Blvd.

Edgewood, New York 11717

(631) 586-5200

Notice of Annual Meeting of Shareholders

to be held on June 12, 2007

To the Shareholders of CPI Aerostructures, Inc.:

You are cordially invited to attend the annual meeting of shareholders of CPI Aerostructures, Inc. to be held at the offices of Graubard Miller, our general counsel, located at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174, on Tuesday, June 12, 2007, at 10:00 a.m., to consider and act upon the following matters:

(1)	To elect one Class III director to serve for the ensuing three-year period until his successor is elected and qualified; and
(2)	To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on April 26, 2007 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. Whether or not you expect to attend the meeting, you are earnestly requested to date, sign and return the accompanying form of proxy in the enclosed addressed, postage-prepaid envelope. Returning a proxy will not affect your right to vote in person if you attend the meeting. You may revoke your proxy if you so desire at any time before it is voted. We would greatly appreciate the prompt return of your proxy as this will assist us in preparing for the meeting.

By Order of the Board of Directors

Edward J. Fred, Secretary

Edgewood, New York

April 30, 2007

CPI AEROSTRUCTURES, INC.

PROXY STATEMENT

Annual Meeting of Shareholders

to be held on June 12, 2007

This proxy statement and the accompanying form of proxy is furnished to shareholders of CPI Aerostructures, Inc. in connection with the solicitation of proxies by our board of directors for use in voting at our annual meeting of shareholders to be held at the offices of Graubard Miller, our general counsel, located at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174, on Tuesday, June 12, 2007, at 10:00 a.m., and at any and all postponements or adjournments.

This proxy statement, the accompanying notice of meeting of shareholders, the proxy and the annual report to shareholders for the year ended December 31, 2006 are being mailed on or about April 30, 2007 to shareholders of record on April 26, 2007. We are bearing all costs of this solicitation.

What matters am I voting on?

You are being asked to vote on the following matters:

(1)	to elect one Class III director to serve for the ensuing three-year period until his successor is elected and qualified; and
(2)	any other business that may properly come before the meeting and any and all postponements or adjournments.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 26, 2007, the record date, are entitled to vote at the meeting. As of the record date, we had issued and outstanding 5,730,273 shares of common stock, our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board. The persons named in the proxy have been designated as proxies by our board. If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.

If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted FOR the election of the nominee listed below under Proposal 1.

If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any postponements or adjournments. If any other matters are properly brought before the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

May I change my vote after I return my proxy card?

You may revoke your proxy at any time before it is exercised by:

•	delivering written notification of your revocation to our secretary;
•	voting in person at the meeting; or
•	delivering another proxy bearing a later date.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the meeting for the meeting to be properly held under our bylaws and New York law. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“shareholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting. If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum. Abstentions are voted neither “for” nor “against” a matter, but are counted in the determination of a quorum.

How many votes are needed for the election of directors?

The election of directors requires a plurality vote of the votes cast at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee, whether as a result of a direction of the shareholder to withhold authority, abstentions or a broker non-vote, will not be counted in the nominee’s favor.

How do I vote?

You may vote your shares in one of three ways: by mail, facsimile or in person at the meeting. The prompt return of the completed proxy card will assist us in preparing for the meeting. Date, sign and return the accompanying proxy in the postage-prepaid envelope enclosed for that purpose. You can specify your choices by marking the appropriate boxes on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you. If you wish to fax your proxy, please copy both the front and back of the signed proxy and fax it to American Stock Transfer & Trust Co. at 718-234-2287 (phone: 718-921-8278).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes set forth certain information as of April 26, 2007 with respect to the ownership of our common shares by:

•	each person or group who beneficially owns more than 5% of our common shares;
•	each of our directors;
•	our chief executive officer and chief financial officer, our only executive officers (collectively, the “Named Executive Officers”); and
•	all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the record date upon the exercise of options or warrants. Accordingly, common shares issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of April 26, 2007 have been included in the table with respect to the beneficial ownership of the person owning the options or warrants, but not with respect to any other persons.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Class(3)

Edward J. Fred	406,434	(4)	6.6%
Vincent Palazzolo	51,500	(5)	*
Walter Paulick	56,000	(6)	1.0%
Kenneth McSweeney	59,334	(7)	1.0%
Harvey J. Bazaar	29,333	(8)	*
Eric Rosenfeld c/o Crescendo Partners 10 East 53rd Street, 36th floor New York, NY 10022	1,049,334	(9)	17.9%
Rutabaga Capital Management 64 Broad Street, 3rd Floor Boston, MA 02109	567,100	(10)	9.9%
Midwood Capital Management, LLC One Washington Mall, 8th Floor Boston, MA 02108	494,237	(11)	8.6%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	446,900	(12)	7.8%
Arthur August 7155 Wainscott Court Sarasota, FL 34238	368,900	(13)	6.3%
All directors and executive officers as a group (six persons)	1,651,935	(14)	25.7%

______________

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following persons is c/o CPI Aerostructures, Inc., 60 Heartland Blvd., Edgewood, New York 11717.
(2)

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them, subject to community property laws, where applicable.

(3)

There are 5,730,273 shares currently issued and outstanding. Each person beneficially owns a percentage of our outstanding common shares equal to a fraction, the numerator of which is the number of common shares held by such person plus the number of common shares that such person can acquire within 60 days of April 26, 2007 upon the exercise or conversion of options, warrants or convertible securities and the denominator of which is 5,730,273 (the number of common shares currently outstanding) plus the number of shares such person can so acquire during such 60-day period.

(4)	Includes 398,334 common shares that Mr. Fred has the right to acquire upon exercise of options.
(5)

Includes 50,000 common shares that Mr. Palazzolo has the right to acquire upon exercise of options. Excludes options to purchase 25,000 common shares that are not exercisable within 60 days of the record date.

(6)	Includes 50,000 common shares that Mr. Paulick has the right to acquire upon exercise of options.
(7)	Includes 45,000 common shares that Mr. McSweeney has the right to acquire upon exercise of options.
(8)	Includes 28,333 common shares that Mr. Bazaar has the right to acquire upon exercise of options.
(9)

Represents (a) 46,000 common shares beneficially owned as joint tenants by Mr. Rosenfeld and his wife, (b) 883,334 shares held by Crescendo Partners II, L.P. Series L (“Crescendo Partners II”) and (c) 120,000 common shares that Mr. Rosenfeld has the right to acquire upon exercise of options. Mr. Rosenfeld is the senior managing member of the sole general partner of Crescendo Partners II. Mr. Rosenfeld disclaims beneficial ownership of the shares held by Crescendo Partners II, except to the extent of his pecuniary interest therein.

(10)	The information with respect to Rutabaga Capital Management is derived from an Amendment to Schedule 13G filed with the Securities and Exchange Commission on January 24, 2007.
(11)

Represents (a) 203,990 common shares held by Midwood Capital Partners, L.P. (“LP”) and (b) 290,247 common shares held by Midwood Capital Partners QP, L.P. (“QP” and together with LP, the “Funds”). Midwood Capital Management LLC (“Capital”) is the sole general partner of the Funds and, as such, has the sole authority to vote and dispose of all of the common shares held by the Funds. David E. Cohen and Ross D. DeMont are the managers of Capital and as such, have shared authority to vote and dispose of all of the common shares held by the Funds. The foregoing information was derived from an Amendment to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007.

(12)	The information with respect to Royce & Associates is derived from an Amendment to Schedule 13G filed with the Securities and Exchange Commission on January 18, 2007.
(13)

Includes 85,000 common shares that Mr. August has the right to acquire upon exercise of options. Excludes 3,000 common shares owned by Mr. August’s wife and an aggregate of 2,200 common shares owned by Mr. August’s adult children, all of which shares Mr. August disclaims beneficial ownership.

(14)	Includes an aggregate of 691,667 common shares that Messrs. Fred, Palazzolo, Paulick, McSweeney, Bazaar and Rosenfeld have the right to acquire upon exercise of outstanding options.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors (Class I), consisting of Kenneth McSweeney and Harvey J. Bazaar, will expire at our annual meeting in 2008. The term of office of the second class of directors (Class II), consisting of Walter Paulick and Eric Rosenfeld, will expire at our annual meeting in 2009. The term of office of the third class of directors (Class III), consisting of Edward J. Fred, will expire at this year’s annual meeting.

Unless authority is withheld, the proxies solicited by our board of directors will be voted “FOR” the reelection of Edward J. Fred. Our management has no reason to believe that Mr. Fred will not be a candidate or will be unable to serve. However, if he should become unable or unwilling to serve as a director, the proxy will be voted for the election of another person as shall be designated by the board of directors.

Information About Directors, Nominees, Executive Officers and Significant Employees

Our directors, executive officers and significant employees are as follows:

Name	Age	Position

Eric Rosenfeld (1)(2)(4)	49	Chairman of the Board of Directors (non-executive)
Edward J. Fred (1)	48	Chief Executive Officer, President and Director
Vincent Palazzolo	43	Chief Financial Officer
Walter Paulick (2)(3)(4)	60	Director
Kenneth McSweeney (2)(3)(4)	75	Director
Harvey J. Bazaar (3)	66	Director
Significant Employees
Frank Funicelli	64	Senior Vice President, Business Development
Douglas McCrosson	44	Vice President of Operations

______________

(1)	Member of strategic planning committee.
(2)	Member of compensation committee.
(3)	Member of audit committee.
(4)	Member of nominating committee.

Eric Rosenfeld has been the non-executive chairman of our board of directors since January 2005 and a director and chairman of our strategic planning committee since April 2003. Mr. Rosenfeld has been the president and chief executive officer of Crescendo Partners, L.P., a New York-based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, Mr. Rosenfeld had been managing director at CIBC Oppenheimer and its predecessor company, Oppenheimer & Co., Inc., since 1985. He has served as chairman of the board and chief executive officer of Rhapsody Acquisition Corporation, an OTC Bulletin Board-listed blank check company formed to effect a merger, capital stock exchange, assets acquisition or other similar business combination, since its inception in April 2006. He also served as chairman of the board of Spar Aerospace Limited, a company that provides repair and overhaul services for aircraft and helicopters used by governments and commercial airlines, from May 1999 until its sale to L-3 Communications in November 2001. Since June 2006, Mr. Rosenfeld has served as a director of Hill International, a Nasdaq-listed construction management firm that recently went public by merging with Arpeggio Acquisition Corporation, an OTC Bulletin Board-listed blank check company of which Mr. Rosenfeld served as chairman, president and chief executive officer from its inception in April 2004 until June 2006. Since October 2005, Mr. Rosenfeld has been chairman of the board of Computer Horizons Corp., a Nasdaq-listed information technology services company. Since July 2004, he has been a director of Emergis Inc., a Toronto Stock Exchange-listed electronic commerce company. Mr. Rosenfeld served as a director of Sierra Systems Group Inc., a Toronto Stock Exchange-listed information technology, management consulting and systems integration firm, from October 2003 until it was acquired by another company in early 2007. He also served as a director of Geac Computer Corporation Limited, a Toronto Stock Exchange and Nasdaq-listed enterprise software company, from October 2005 until it was acquired by another company in March 2006. He served as a director of Hip Interactive, a Toronto Stock Exchange-listed company that distributes and develops electronic entertainment products, from November 2004 until July 2005. Mr. Rosenfeld also served as a director of AD OPT Technologies, Inc., a Toronto Stock Exchange-listed company, from April 2003 until November 2004 when it was acquired by Kronos Inc. Mr. Rosenfeld also served as a director and head of the special committee of Pivotal Corporation, a Vancouver-based customer relations management software company that was sold to chinadotcom in February 2004. Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and he is a faculty member at the Directors College. He has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization, the Canadian Corporate Counsel Association Conference and the Canadian Foundation for Investor Education. He has also been a regular guest host on CNBC. Mr. Rosenfeld received an MBA from Harvard University and an AB degree in economics from Brown University.

Edward J. Fred has been an officer since February 1995 and a member of our board of directors since January 1999. He was our controller from February 1995 to April 1998, when he was appointed chief financial officer, a position he held until June 2003 and then from January 2004 to May 2004. He was executive vice president from May 2000 until December 2001 and was appointed to the position of president in January 2002 and to the position of chief executive officer in January 2003. For approximately ten years prior to joining CPI Aero, Mr. Fred served in various positions for the international division of Grumman, where he last held the position of controller. Mr. Fred holds a Bachelor of Business Administration in Accounting from Dowling College and an Executive MBA from Hofstra University.

Vincent Palazzolo has been our chief financial officer since May 2004. From December 2003 to May 2004, he was employed by J. H. Cohn LLP as an audit partner. From 1988 through November 2003, Mr. Palazzolo was employed by Goldstein Golub Kessler LLP (“GGK”), where he was an audit partner from September 1999 through November 2003. While employed by GGK, from September 1999 to November 2003, Mr. Palazzolo also served as a managing director of American Express Tax and

Business Services, Inc. Mr. Palazzolo holds a Bachelor of Business Administration in Accounting from Hofstra University, is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Walter Paulick has been a director since April 1992 and chairman of our nominating committee since March 2004. From June 2006 until April 2007, he served as chairman of our audit committee. Mr. Paulick is currently a self-employed real estate development consultant. From 1982 to November 1992, Mr. Paulick was a vice president of Parr Development Company, Inc., a real estate development company. From 1980 to 1982, Mr. Paulick was employed by Key Bank, where he last held the position of vice president. From 1971 to 1980, Mr. Paulick was a vice president of National Westminster U.S.A. Mr. Paulick holds an associate degree in Applied Science from Suffolk Community College and Bachelor of Business Administration from Dowling College.

Kenneth McSweeney has been a director since February 1998 and chairman of our compensation committee since April 2003. Mr. McSweeney has been an independent consultant to the aerospace industry since January 1995. From 1961 to 1995, Mr. McSweeney served in various management positions for Northrop Grumman Corporation, most recently as the vice president of its Aerostructures Division and a director of business development for the Mideast and gulf coast region. Mr. McSweeney has extensive experience in aerostructures and logistics support products and is a licensed professional engineer in New York State. He holds Bachelor and Master of Science degrees in Electrical Engineering from the Polytechnic Institute of Brooklyn and a Masters degree in Business Management from CW Post College. He also completed the Executive Development Program at the Cornell School of Business and Public Administration.

Harvey J. Bazaar has been a director since December 2006 and chairman of our audit committee since April 2007. A certified public accountant, Mr. Bazaar has spent most of his career in public accounting, having retired from PricewaterhouseCoopers in 2000 as the Global and Americas Leader for the Capital Markets Group. At Coopers & Lybrand, which merged with PriceWaterhouse to form PricewaterhouseCoopers, Mr. Bazaar served on the firm’s Executive Committee and as Managing Partner of the New York City office. In post-retirement, from September 2001 to December 2002, Mr. Bazaar served as the chief operating officer of DML Global Services, a company providing fund accounting and related services to private investment funds and other businesses. Since January 2006, Mr. Bazaar has served on the board of directors and audit committee of BKF Capital Group, Inc., an OTC Bulletin Board company, and has served as its president and chief executive officer since January 2007. Mr. Bazaar holds a Bachelor of Science Degree from Kent State University.

Frank Funicelli has been with CPI Aero since March 1988, serving as director of operations from 1988 to 1995, vice president of operations from 1995 to 2002, and vice president of business development from 2002 to December 2003. In January 2004, he became our senior vice president, business development. From 1977 to 1988, Mr. Funicelli was employed by Fairchild Republic Company where he served as Chief Industrial Engineer, Manufacturing Engineering Manager and Director of Program Planning and Control. From 1966 to 1977, he was with Grumman Aerospace where he served as Industrial Engineer, Manager of Manufacturing Planning and Control and Program Planning and Resource Control Manager. Mr. Funicelli holds a Bachelor of Science degree in Industrial Engineering from Pratt Institute and a Master of Science in Management Engineering from C.W. Post College.

Douglas McCrosson has been with CPI Aero since May 2003, serving as director of business development from May 2003 to January 2006, vice president of business development from February 2006 to January 2007 and as vice president of operations since February 2007. From 1997 to May 2003, Mr. McCrosson was corporate secretary and vice president of Frisby Technologies, Inc. From 1988 to 1997, he was employed by Frisby Aerospace, Inc. in various engineering and marketing positions. He started his professional career as a mechanical engineer at Grumman Corporation. Mr. McCrosson holds a Bachelor of Science degree in mechanical engineering from the State University of New York at Buffalo and a Master of Science degree in Management from Polytechnic University.

Independence of Directors

Our common stock is listed on the American Stock Exchange. As a result, we follow the rules of the American Stock Exchange in determining whether a director is independent. The board of directors also consults with our counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, the board of directors affirmatively has determined that Kenneth McSweeney, Walter Paulick, Harvey J. Bazaar and Eric Rosenfeld will be independent directors of CPI Aero for the ensuing year. The other remaining director, Edward J. Fred, is not independent because he is currently employed by us. All members of our audit, compensation and nominating committees are independent.

Code of Ethics

In March 2004, our board of directors adopted a written code of ethics that applies to our directors, officers and employees. A copy of our code of ethics was filed as exhibit 14 to our Annual Report on Form 10-KSB for the year ended December 31, 2003. Requests for copies of our code of ethics should be sent in writing to CPI Aerostructures, Inc., 60 Heartland Blvd., Edgewood, New York 11717, Attention: Corporate Secretary.

Board of Directors Meetings and Committees

Our board of directors held eight meetings in 2006 and acted by unanimous written consent on one occasion. All directors attended the 2006 annual shareholder meeting. Although we do not have any formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. No member of our board of directors attended fewer than 75% of the total number of meetings of the board and committees thereof upon which he served during 2006. We have standing compensation, audit, nominating and strategic planning committees.

Strategic Planning Committee Information

Our strategic planning committee is currently comprised of Eric Rosenfeld (chairman) and Edward J. Fred. Arthur August, our former Chairman Emeritus, served on the strategic planning committee until his retirement in December 2006. The main role of the strategic planning committee is to evaluate and analyze strategic options for the company, including potential merger or acquisition partners. The strategic planning committee held one meeting during 2006.

Nominating Committee Information and Report

General

In March 2004, the board of directors established a nominating committee comprised of Walter Paulick (chairman), Kenneth McSweeney and Eric Rosenfeld, each an independent director under the American Stock Exchange listing standards. The nominating committee held two meetings during 2006. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

In June 2004, the board of directors adopted a written charter and established guidelines for selecting nominees and a method by which shareholders may propose to the nominating committee candidates for selection as nominees for directors. A current copy of the nominating committee charter and guidelines is included as Appendix A to this Proxy Statement.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Procedure for Shareholders to Recommend Director Candidates

Shareholders and others who wish to recommend candidates to the nominating committee for consideration as directors must submit their written recommendations to the nominating committee and include all of the information described in the section “Shareholder Proposals and Recommendations”.

The nominating committee recommended to the board to nominate Edward J. Fred for re-election as the Class III director. The nominating committee did not receive proposals from any shareholders or others for suggested director candidates.

Audit Committee Information and Report

General

Our audit committee is currently comprised of Walter Paulick (chairman from June 2006 to April 2007), Harvey J. Bazaar (chairman since April 2007) and Kenneth McSweeney. Eric Rosenfeld served as a member of the audit committee from May 2006 until December 2006. During the year ended December 31, 2006, the audit committee held five meetings. All of the members of the audit committee are

“independent directors” and are “financially literate” as defined under the American Stock Exchange listing standards. The current American Stock Exchange listing standards define an “independent director” generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. The American Stock Exchange’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Financial Expert on Audit Committee

We must certify to the American Stock Exchange that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Harvey J. Bazaar satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Principal Accountant Fees

	2006	2005

Audit Fees(1)	$165,000	$144,000
Audit Related Fees	—	—
Tax Fees(2)	30,490	20,600
All Other Fees(3)	43,850	31,500

Total	$239,340	$177,100

______________

(1)

Represents the aggregate fees billed for professional services rendered by our principal accountants for the audits of our annual financial statements for the years ended December 31, 2006 and December 31, 2005 and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those periods.

(2)

Represents the aggregate fees billed for professional services rendered by our principal accountants for the preparation of our federal and state income tax returns for the years ended December 31, 2006 and 2005.

(3)	Represents the aggregate fees billed for other professional services rendered by our principal accountants, including the audit of our 401(K) profit sharing plan and out-of-pocket expenses.

Audit Committee Pre-Approval Policies and Procedures

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before we engage our independent accountants to render audit or non-audit services, the engagement is approved by our audit committee. Our audit committee approved all of the fees referred to in the sections entitled “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above.

Audit Committee Report

On March 30, 2000, the board of directors adopted a written audit committee charter, which was amended and restated on March 26, 2003. A current copy of our amended and restated audit committee charter is included as Appendix B to this Proxy Statement. According to the audit committee charter, our audit committee’s responsibilities include, among other things:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommend to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management and the independent auditor the effect on our financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures;
•	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;
•

reviewing disclosures made to the audit committee by our chief executive officer and chief financial officer during their certification process for our Form 10-Ks and Form 10-Qs about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Management has reviewed the audited financial statements in the company’s annual report on Form 10-K with the audit committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the audit committee asked for management’s representations and reviewed certifications prepared by the chief executive officer and chief financial officer that the unaudited quarterly and audited consolidated financial statements of the company fairly present, in all material respects, the financial condition and results of operations of the company.

In performing all of these functions, the audit committee acts only in an oversight capacity. The committee reviews the company’s annual reports and generally reviews its quarterly reports prior to filing with the Securities and Exchange Commission. In its oversight role, the audit committee relies on the work and assurances of the company’s management, which has the responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the company’s annual financial statements to generally accepted accounting principles. The audit committee has met and held discussions with management and the company’s independent registered public accounting firm. Management represented to the audit committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The company’s independent registered public accounting firm also provided the audit committee with the written disclosures required by independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the audit committee discussed with the independent registered public accounting firm and management the auditor’s independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by the company’s independent registered public accounting firm. In reliance on these reviews and discussions and the report of the independent registered public accounting firm, the audit committee recommended to the board of directors, and the board has approved, that the audited consolidated financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Walter Paulick

Kenneth McSweeney

Harvey J. Bazaar

Compensation Discussion and Analysis

Introduction

Our compensation committee is currently comprised of Kenneth McSweeney (chairman), Walter Paulick and Eric Rosenfeld, each an independent director under the American Stock Exchange listing standards. The compensation committee held one meeting during 2006 and acted by unanimous consent on one occasion. The responsibilities of the compensation committee include:

•	establishing the general compensation policy for our executive officers, including the chief executive officer;

•	administering our 1992 Employee Stock Option Plan, 1995 Stock Option Plan, 1998 Performance Equity Plan and Performance Equity Plan 2000; and
•	in administering each of these plans, determining who participates in the plans, establishing performance goals, if any, and determining specific grants and bonuses to the participants.

General Philosophy

Our compensation committee’s executive compensation policies are generally designed to provide competitive levels of compensation that integrate pay with our annual performance and long-term business objectives, reward above average corporate performance, recognize individual initiative and achievements, and assist us in attracting, motivating and retaining qualified executives.

The compensation committee makes all final determinations with respect to compensation of executive officers and senior management, based on our compensation committee’s assessment of the value of each executive’s contribution, the results of recent past fiscal years in light of prevailing business conditions, our goals for the ensuing fiscal year and, to a lesser extent, prevailing levels at companies considered to be comparable to, and competitors of, our company. Our chief executive officer may make recommendations to the compensation committee relating to the compensation of our chief financial officer and senior management, but the compensation committee has full autonomy in determining executive compensation.

Our compensation committee is charged with performing an annual review of compensation of our executive officers and senior management to determine whether such compensation provides adequate incentives and motivation and whether the executive officers and senior management are adequately compensated relative to comparable officers in other companies in our industry.

Compensation Program and Forms of Compensation

We generally provide our executive officers and senior management with a compensation package consisting of a base salary, performance-based bonus and participation in benefit plans generally available to other employees. We also offer long-term compensation in the form of stock options. A full description of the agreements we have with our executive officers is set forth below under the caption “Compensation Arrangements with Executive Officers.” In setting total compensation, the compensation committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry.

Base Salary. Generally, we set executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. We seek to maintain base salary amounts at or near the industry norms while avoiding paying amounts in excess of what we believe is necessary to motivate executives to meet corporate goals. Base salaries are generally reviewed annually, subject to terms of employment agreements, and our compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Bonuses. A component of each executive officer’s potential annual compensation may take the form of a performance-based bonus. Contractually, our chief executive officer and chief financial officer are entitled to an annual bonus based on meeting certain revenue and EBITDA targets as described below under the caption “Compensation Arrangements with Executive Officers.” Bonus payments to senior management and other employees are determined by the compensation committee, in consultation with the chief executive officer, based on our financial performance and the achievement of the employee’s individual performance objectives.

Long-Term Incentives. Longer-term incentives are provided through equity awards, which reward executives and other employees through the growth in value of our stock. The compensation committee believes that employee equity ownership provides an incentive for employees to build shareholder value and serves to align the interests of employees with those of our shareholders. Grants of stock options to executive officers and senior management are based upon each officer’s relative position, responsibilities and contributions to CPI Aero, with primary weight given to the individual’s relative rank and responsibilities. Stock options are generally granted at an exercise price equal to the market price of our common stock on the date of grant and will provide value only when the price of our common stock increases over the exercise price. In order to provide an incentive for continued employment, stock options granted under our equity plans generally vest 1/3 on each of the first, second and third anniversaries of the date of grant, and generally expire five years from the date of grant. This provides a reasonable tie to align compensation with the appreciation of our stock price while managing potential dilution effectively.

Equity awards are granted through our Performance Equity Plan 2000, which was adopted by our shareholders in August 2000 and most recently amended in June 2005. The 2000 Plan generally provides for grants of stock options, stock appreciation rights, restricted stock awards and other stock-based awards to our officers, directors, significant employees and consultants. Grants may be made to such individuals upon their employment or at subsequent dates based on recommendations made by the chief executive officer to the compensation committee. The 2000 plan will terminate when no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until March 2010. The plan is intended to comply with the regulations issued under Section 162(m) of the Internal Revenue Code and is administered by our compensation committee. To the extent permitted under the provisions of the plan, the compensation committee has authority to determine the selection of participants, allotment of shares, price and other conditions of awards.

Other Compensation. We have established and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans will be available to all salaried employees and will not discriminate in favor of executive officers.

Executive Equity Ownership

We encourage our executives to hold an equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Performance-Based Compensation and Financial Restatement

We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

Tax and Accounting Considerations

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer and the four other most highly compensated officers in excess of $1 million in any taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are satisfied. In determining executive compensation, our compensation committee considers, among other factors, the possible tax consequences. Tax consequences, including tax deductibility, are subject to many factors (such as changes in the tax laws) that are beyond our control. In addition, the compensation committee believes that it is important to retain maximum flexibility in designing compensation programs that meet its stated objectives. For these reasons, the compensation committee, while considering tax deductibility as one of the factors in determining compensation, does not limit compensation to those levels or types of compensation that will be deductible by us.

Accounting for Stock-Based Compensation. On January 1, 2006, we began accounting for stock-based payments including our stock option program in accordance with the requirements of FASB Statement 123(R).

Compensation Committee Report

The compensation committee has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and, based upon the review and discussions, recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Kenneth McSweeney

Walter Paulick

Eric Rosenfeld

Notwithstanding anything to the contrary set forth in our previous filings under the Securities Act or the Exchange Act that might incorporate future filings made by us under those statutes, the sections set forth above under the captions entitled “Audit Committee Information and Report” and “Compensation Committee Report” will not be incorporated by reference in any of those prior filings or any future filings by us.

Compensation Committee Interlocks and Insider Participation

No officers who are directors participated in deliberations regarding executive officer compensation and there are no “interlocks” with respect to any director who serves or for any part of 2006 served as a member of the compensation committee.

Summary Compensation Table

The following table sets forth the compensation paid or earned by each of the Named Executive Officers for each of the fiscal years ended December 31, 2006, 2005 and 2004.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Option Awards ($)		All Other Compensation ($)		Total ($)

Edward J. Fred	2006	$267,120	—		—		$12,963	(2)	$280,083
Chief Executive Officer and President	2005	$252,000	—		—		$12,754		$264,754
	2004	$233,280	$203,041	(3)	—		—		$436,321
Vincent Palazzolo(4)	2006	$183,750	—		$30,741	(5)	—		$214,491
Chief Financial Officer	2005	$178,646	—		—		—		$178,646
	2004	$110,048	$31,725	(6)	—		—		$141,773

______________

(1)	Reflects actual base salary amounts paid for each of the years indicated.
(2)	Represents (a) $12,290 for a portion of an automobile lease, insurance and maintenance attributable to personal use and (b) $673 for life insurance premiums paid by us for the benefit of Mr. Fred.
(3)	Represents 4% of our consolidated net income for the year ended December 31, 2004.
(4)	Mr. Palazzolo became employed as our chief financial officer on May 17, 2004 at an annual base salary of $175,000.
(5)

The assumptions related to the valuation of our stock options are disclosed in Note 9 of our audited financial statements for the year ended December 31, 2006 included in our annual report on Form 10-K filed with the SEC on April 2, 2007.

(6)	Represents 1% of our consolidated net income for the year ended December 31, 2004, pro-rated for partial year service.

Compensation Arrangements for Executive Officers

Edward J. Fred

In February 2005, we entered into an amended and restated employment agreement with Edward J. Fred, which provides for Mr. Fred to serve as our president and chief executive officer until December 31, 2007. Mr. Fred’s annual base salary was $252,000 for 2005, $267,120 for 2006 and increased to $283,150 for 2007. In addition, Mr. Fred is eligible to receive an annual bonus, calculated based on changes in our revenues and earnings before interest, taxes, depreciation and amortization (“EBITDA”). 25% of the bonus amount is determined by revenues and 75% by EBITDA. Changes in revenues and EBITDA for the current year are measured from the previous year, except that if EBITDA for the year preceding the year for which the EBITDA bonus is to be determined is less than $1 million, then the EBITDA bonus will be calculated by comparing the current year’s EBITDA to the EBITDA of the first preceding year in which EBITDA was in excess of $2 million (“EBITDA Comparison Year”). To the extent that a 10% annual increase in revenues and EBITDA from the prior year, or EBITDA Comparison Year, as appropriate, is achieved, Mr. Fred is entitled to a target annual bonus equal to 65% of his annual base salary. Should the revenue and/or EBITDA levels fall short of or exceed a 10% increase from the prior year, or EBITDA Comparison Year, as appropriate, Mr. Fred’s bonus will decrease or increase by predetermined percentages. If there is more than a 15% annual decrease in EBITDA or revenues, no EBITDA bonus or revenue bonus will be paid. If there is an annual increase of 100% or more in EBITDA or revenues, Mr. Fred’s EBITDA bonus or revenue bonus will be 75% more than the target annual bonus. Both bonuses will be adjusted pro rata if EBITDA and/or revenues fall in between two designated percentages. The first $140,000 of bonus will be paid in cash and the balance will be paid half in cash and half in shares of our common stock. The shares of common stock will be valued at the average of the last sale prices of the common stock for five consecutive trading days ending two trading days before issuance. For the year ended December 31, 2006, Mr. Fred did not receive a bonus. Pursuant to the terms of Mr. Fred’s employment agreement, if a change of control (as such term is defined in the agreement) occurs prior to a termination by us without “cause” or by Mr. Fred for “good reason” (as such terms are defined in the agreement), we must pay him a lump sum equal to three times the total compensation (including salary and bonus) earned by him during the last full calendar year of his employment. Mr. Fred also has agreed not to compete with us during the term of his employment and for two years thereafter.

Vincent Palazzolo

On December 1, 2006, we entered into an amended and restated employment agreement with Vincent Palazzolo, which provides for Mr. Palazzolo to continue to be employed as our chief financial officer until December 31, 2009 at a base salary of (i) $200,000 from January 1, 2007 until December 31, 2007, (ii) $208,000 from January 1, 2008 until December 31, 2008 and (iii) $216,300 from January 1, 2009 to December 31, 2009. For the years ending December 31, 2007, 2008 and 2009, Mr. Palazzolo is eligible to receive an annual bonus based on changes in the Company’s revenues and EBITDA. 25% of the bonus amount is determined by revenues and 75% by EBITDA. Changes in revenues and EBITDA for the current year are measured from the previous year, except that if EBITDA for the year preceding the year for which the EBITDA bonus is to be determined is less than $1 million, then the EBITDA bonus will be calculated by comparing the current year’s EBITDA to the EBITDA Comparison Year. To the extent that a 10% annual increase in revenues and EBITDA from the prior year, or EBITDA Comparison Year, as appropriate, is achieved, Mr. Palazzolo will be entitled to a target annual bonus equal to 45% of his annual base salary. Should the revenue and/or EBITDA levels fall short of or exceed a 10% increase from the prior year, or EBITDA Comparison Year, as appropriate, Mr. Palazzolo’s bonus will decrease or increase by predetermined percentages. If there is more than a 15% annual decrease in EBITDA or revenues, no EBITDA bonus or revenue bonus will be paid. If there is an annual increase of 100% or more in EBITDA or revenues, Mr. Palazzolo’s EBITDA bonus or revenue bonus will be 75% more than the target annual bonus. Both bonuses will be adjusted pro rata if EBITDA and/or revenues fall in between two designated percentages. The first $75,000 of bonus will be paid in cash and the balance will be paid half in cash and half in shares of our common stock. The shares of common stock will be valued at the average of the last sale prices of the common stock for five consecutive trading days ending two trading days before issuance. For the year ended December 31, 2006, Mr. Palazzolo did not receive a bonus. In addition to his base salary, on December 1, 2006, the Company granted Mr. Palazzolo a ten-year option to purchase 25,000 shares of common stock under the Performance Equity Plan 2000 at a price of $6.75 per share, exercisable in three equal annual installments commencing on the first anniversary of the date of grant. Mr. Palazzolo also has agreed not to compete with us during the term of his employment and for two years thereafter.

Grants of Plan-Based Awards

The following table sets forth information regarding stock option awards to our named executive officers under our stock option plans during the fiscal year ended December 31, 2006:

Name	Grant Date	Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards ($)

Edward J. Fred Chief Executive Officer and President	—	—		—	—
Vincent Palazzolo Chief Financial Officer	12/1/06	25,000	(1)	$6.75	$94,475

______________

(1)

Exercisable as to 8,333 shares on November 30, 2007, 8,333 shares on November 30, 2008 and 8,334 shares on November 30, 2009. After a portion of the option becomes exercisable, it will remain exercisable until the close of business on November 30, 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option awards as of December 31, 2006 for each Named Executive Officer.

	Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Edward J. Fred	13,334	0		$6.27	6/30/2008
Chief Executive Officer and President	60,000	0		$2.53	12/31/2009
	125,000	0		$2.59	5/31/2010
	100,000	0		$1.20	8/13/2011
	100,000	0		$6.35	6/18/2012
Vincent Palazzolo	50,000	0		$10.48	5/16/2014
Chief Financial Officer	0	25,000	(1)	$6.75	11/30/2016

______________

(1)

Exercisable as to 8,333 shares on November 30, 2007, 8,333 shares on November 30, 2008 and 8,334 shares on November 30, 2009. After a portion of the option becomes exercisable, it will remain exercisable until the close of business on November 30, 2016.

Option Exercises in 2006

Neither of the Named Executive Officers exercised options during the year ended December 31, 2006.

Employee Benefit Plans

In October 2000, we adopted the Greit Plan for the purpose of offering senior management a deferred compensation death benefit plan that would provide a tax-free benefit for senior management and which would be tax neutral to us. Pursuant to the plan, we made a non-interest bearing loan to Arthur August, our former Chairman Emeritus and director, in the amount of $150,000, which Mr. August used to purchase a Greit Plan. This plan has since been terminated and the surrender value of the Greit Plan has been returned to Mr. August. Mr. August has placed the proceeds from the surrender value in an annuity in our name, which will appreciate to at least $150,000 by September 2011 in order to repay the loan made to him. Mr. August also assigned to us an insurance policy on his life in the amount of $150,000 and agreed to maintain it until the date upon which the annuity matures. Accordingly, the loan to Mr. August will be repaid upon the maturity date of the annuity or upon the death of Mr. August, whichever occurs first.

Stock Option Plans

Performance Equity Plan 2000

The Performance Equity Plan 2000 authorizes the grant of 1,230,000 stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock based awards. As of December 31, 2006, options to purchase an aggregate of 948,333 common shares had been granted under this plan, of which 836,083 options remain outstanding at exercise prices ranging from $1.20 to $10.03 per share. As of April 26, 2007, options to purchase 206,667 common shares remain available for grant.

1998 Performance Equity Plan

The 1998 Performance Equity Plan authorizes the grant of 463,334 stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock based awards. As of December 31, 2006, options to purchase an aggregate of 546,002 common shares had been granted, of which 208,334 remain outstanding at exercise prices ranging from $2.53 to $11.31 per share. As of April 26, 2007, options to purchase 666 common shares remain available for grant.

1995 Stock Option Plan

The 1995 Employee Stock Option Plan authorizes the grant of 200,000 stock options and stock appreciation rights. As of December 31, 2006, options to purchase an aggregate of 419,000 common shares had been granted, of which 155,001 remain outstanding at exercise prices ranging from $6.27 to $10.48 per share. As of April 26, 2007, options to purchase 285 additional common shares remain available for grant.

1992 Employee Stock Option Plan

The 1992 Employee Stock Option Plan authorized the grant of 83,334 options, all of which have been granted and 41,002 shares remain outstanding at exercise prices ranging from $2.59 to $6.27 per share. No more shares may be granted under this plan.

Other Options and Warrants

On February 19, 2003, we issued to EarlyBirdCapital, Inc. (and its designees) five-year warrants to purchase an aggregate of 200,000 common shares as compensation for acting as underwriter for our February 2003 public offering. The exercise price of the warrants is $4.40 per share. As of December 31, 2006, warrants to purchase 5,000 common shares had been exercised.

Equity Compensation Plan Information

The following table sets forth certain information at December 31, 2006 with respect to our equity compensation plans that provide for the issuance of options, warrants or rights to purchase our securities.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)

Equity Compensation Plans Approved by Security Holders	1,240,418	$5.17	287,618
Equity Compensation Plans Not Approved by Security Holders(1)	195,000	$4.40	-0-

______________

(1)	See “Other Options and Warrants” for a description of these plans.

Compensation of Directors

Each of our non-employee directors receives an annual cash fee of $10,000 (payable quarterly) and 10,000 options on or about April 1st of each year. The audit committee chairman also receives an additional annual cash fee of $20,000 (payable quarterly) and an additional 15,000 options on April 1st of each year. The chairman of the strategic planning committee receives an additional annual cash fee of $10,000 (payable quarterly). The chairman of the board receives an additional annual cash fee of $40,000 (payable quarterly) and an additional 25,000 options on or about January 1st of each year. Our non-employee directors are reimbursed for the reasonable expenses they incur to attend meetings.

The following table summarizes the compensation of our directors for the year ended December 31, 2006. Directors who are employees of ours do not receive separate compensation for their service as a director.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	Total ($)

Eric Rosenfeld(2)	$60,000		$94,665	$154,665
Arthur August	$60,000	(3)	—	$60,000
Harvey J. Bazaar(4)	—		$12,595	$12,595
Kenneth McSweeney	$10,000		$22,740	$32,740
Walter Paulick	$15,000	(5)	$22,740	$37,740
A.C. Providenti(6)	$15,000		$68,220	$83,220

______________

(1)

The assumptions related to the valuation of our stock options are disclosed in Note 9 of our audited financial statements for the year ended December 31, 2006 included in our annual report on Form 10-K filed with the SEC on April 2, 2007.

(2)

In addition to his regular annual director compensation, Mr. Rosenfeld received $50,000 in cash and was granted 25,000 immediately exercisable options for serving as non-executive chairman of the board.

(3)	Mr. August received $60,000 in cash for serving as our Chairman Emeritus. He did not receive separate compensation for his service as a director.
(4)	Mr. Bazaar was granted 3,333 immediately exercisable options when he became a member of the board on December 1, 2006.
(5)	In addition to his regular annual director compensation, Mr. Paulick received an $5,000 in cash for serving as chairman of the audit committee effective June 13, 2006.
(6)

In connection with Mr. Providenti’s service on the board and as chairman of the audit committee in 2006 through the effective date of his resignation on June 13, 2006, Mr. Providenti received one half of his regular director fee ($5,000) and one half of his audit committee chairman fee ($10,000). He also was granted 30,000 immediately exercisable options, 10,000 for his service as a director and 20,000 for his service as audit committee chairman.

Pension Benefits

Other than our 401(k) plan, we do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Potential Termination and Change in Control Payments

Edward J. Fred and Vincent Palazzolo have employment agreements with us that provide for potential payments in the event of their termination or upon a change of control.

Pursuant to Mr. Fred’s employment agreement, he is entitled to compensation upon termination of his agreement by us without “cause” or by Mr. Fred for “good reason.” According to his employment agreement:

•

“cause” means (a) Mr. Fred’s refusal or failure to carry out specific directions of the board which are of a material nature and consistent with his status as CEO and President, or his refusal or failure to perform a material part of his duties; (b) the commission by Mr. Fred of a material breach of any of the provisions of his employment agreement; (c) fraud or dishonest action by Mr. Fred in his relations with us or any of our subsidiaries or affiliates; or (d) Mr. Fred’s conviction of a felony under federal or state law.

•

“good reason” means the occurrence of any of the following circumstances without Mr. Fred’s prior written consent: (a) a substantial and material adverse change in the nature of his title, duties or responsibilities that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change; (b) he is not nominated or is removed from service as a director; (c) material breach by us of his employment agreement; (d) our failure to make any payment to Mr. Fred when due, unless the payment is not material and is being contested by us, in good faith; (e) any person or entity other than us and/or any of our officers or directors acquires our securities (in one or more transactions) having 50% or more of the total voting power of all of our securities then outstanding (a “change of control”); or (f) our liquidation, bankruptcy or receivership.

Assuming Mr. Fred had been terminated on December 31, 2006, he would have been entitled to receive approximately $302,000 as a result of termination by us without cause or by Mr. Fred for good reason other than upon a change of control, representing his base salary through December 31, 2007 and continued medical benefits through June 30, 2009. He also would have been entitled to receive an annual bonus through December 31, 2007 as calculated pursuant to his employment agreement, if any, and any out of pocket expenses incurred in performing his duties under the employment agreement. However, if Mr. Fred terminated his employment for good reason upon a change of control and he elected to receive, in lieu of the above compensation and benefits, a lump sum payment equal to three times the total compensation (including salary and bonus) earned during the year ended December 31, 2006, he would have received $801,000.

Pursuant to Mr. Palazzolo’s employment agreement, he is entitled to compensation upon termination of his employment by us without “cause” or by Mr. Palazzolo for “good reason.” According to his employment agreement:

•

“cause” means (a) Mr. Palazzolo’s refusal or failure to carry out specific directions of the board which are of a material nature and consistent with his status as CFO, or his refusal or failure to perform a material part of his duties; (b) the commission by Mr. Palazzolo of a material breach of any of the provisions of his employment agreement; (c) fraud or dishonest action by Mr. Palazzolo in his relations with us or any of our subsidiaries or affiliates; or (d) Mr. Palazzolo’s conviction of a felony under federal or state law.

•

“good reason” means the occurrence of any of the following circumstances without Mr. Palazzolo’s prior written consent: (a) a substantial and material adverse change in the nature of his title, duties or responsibilities that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change; (b) material breach by us of his employment agreement; (c) our failure to make any payment to Mr. Palazzolo when due, unless the payment is not material and is being contested by us, in good faith; or (d) our liquidation, bankruptcy or receivership.

Assuming Mr. Palazzolo had been terminated on December 31, 2006 by us without cause or Mr. Palazzolo had terminated his employment for good reason, he would have been entitled to receive approximately $624,000, representing his base salary through December 31, 2009. He also would have been entitled to receive any out of pocket expenses incurred in performing his duties under the agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reporting persons also are required by regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on the review of the copies of these forms furnished to us and representations that no other reports were required during the year ended December 31, 2006, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

INDEPENDENT AUDITOR

A representative of J.H. Cohn LLP, our auditors for the year ended December 31, 2006, is expected to be present at the meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders. The board of directors has selected the independent registered public accounting firm of J.H. Cohn LLP as our auditors for the year ending December 31, 2007.

SOLICITATION OF PROXIES

The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are bearing the cost of this solicitation. In addition to the use of the mails, proxies may be solicited personally or by telephone using the services of directors, officers and regular employees at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our common stock. Additional solicitation of proxies may be made by an independent proxy solicitation firm or other entity possessing the facilities to engage in such solicitation. If any independent entity is used for such solicitation, we will be required to pay them reasonable fees and reimburse expenses incurred by them in rendering solicitation services.

2008 ANNUAL MEETING SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for any shareholder proposal or nominations to be presented at the annual meeting of shareholders to be held in 2008 or to be eligible for inclusion in our proxy statement for such meeting, we must receive it at our principal executive offices by January 2, 2008. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or by proxy at the shareholder meeting and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to the nominating committee a candidate for election to the board of directors should send their letters to CPI Aerostructures, Inc., 60 Heartland Boulevard, Edgewood, New York 11717, Attention: Nominating Committee. The corporate secretary will promptly forward all such letters to the members of the nominating committee. Shareholders must follow certain procedures to recommend to the nominating committee candidates for election as directors. In general, in order to provide sufficient time to enable the nominating committee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with our annual meeting of shareholders, the corporate secretary must receive the shareholder’s recommendation no later than thirty days after the end of our fiscal year.

The recommendation must contain the following information about the candidate:

•	Name and age;
•	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;
•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 20 years (or such shorter period as the candidate has been in the workforce);
•	Educational background;
•	Permission for the company to conduct a background investigation, including the right to obtain education, employment and credit information;
•	The number of shares of common stock of the company beneficially owned by the candidate;
•

The information that would be required to be disclosed by the company about the candidate under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

•	A signed consent of the nominee to serve as a director of the company, if elected.

OTHER SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The board of directors provides a process for shareholders and interested parties to send communications to the board. Shareholders and interested parties may communicate with the board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of CPI Aerostructures, Inc., 60 Heartland Blvd., Edgewood, New York 11717. Each communication will be forwarded, depending on the subject matter, to the board, the appropriate committee chairperson or all non-management directors.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, shareholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the 2008 annual meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Edgewood, New York, not later than March 16, 2008.

INCORPORATION BY REFERENCE

This proxy statement incorporates by reference certain information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including our audited financial statements and supplementary data, management’s discussion and analysis of financial condition and results of operations and our quantitative and qualitative disclosures about market risk.

OTHER MATTERS

The board of directors knows of no matter that will be presented for consideration at the meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Edward J. Fred, Secretary

Edgewood, New York

April 30, 2007

APPENDIX A

CPI AEROSTRUCTURES, INC.

Nominating Committee Charter

The Nominating Committee’s responsibilities and powers as delegated by the board of directors are set forth in this charter. Whenever the Committee takes an action, it shall exercise its independent judgment on an informed basis that the action is in the best interests of the Company and its shareholders.

I.	PURPOSE

As set forth herein, the Committee shall, among other things, discharge the responsibilities of the board of directors relating to the appropriate size, functioning and needs of the board including, but not limited to, recruitment and retention of high quality board members and committee composition and structure.

II.	MEMBERSHIP

The Committee shall consist of at least three members of the board of directors as determined from time to time by the board. Each member shall be “independent” in accordance with the listing standards of the American Stock Exchange, as amended from time to time.

The board of directors shall elect the members of this Committee at the first board meeting practicable following the annual meeting of shareholders and may make changes from time to time pursuant to the provisions below. Unless a chair is elected by the board of directors, the members of the Committee shall designate a chair by majority vote of the full Committee membership.

A Committee member may resign by delivering his or her written resignation to the chairman of the board of directors, or may be removed by majority vote of the board of directors by delivery to such member of written notice of removal, to take effect at a date specified therein, or upon delivery of such written notice to such member if no date is specified.

III.	MEETINGS AND COMMITTEE ACTION

The Committee shall meet at such times as it deems necessary to fulfill its responsibilities. Meetings of the Committee shall be called by the chairman of the Committee upon such notice as is provided for in the by-laws of the company with respect to meetings of the board of directors. A majority of the members shall constitute a quorum. Actions of the Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members present and voting. Actions taken in writing, to be valid, shall be signed by all members of the Committee. The Committee shall report its minutes from each meeting to the board of directors.

The chairman of the Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Committee. At each meeting, the chairman shall appoint as secretary a person who may, but need not, be a member of the Committee. A certificate of the secretary of the Committee or minutes of a meeting of the Committee executed by the secretary setting forth the names of the members of the Committee present at the meeting or actions taken by the Committee at the meeting shall be sufficient evidence at all times as to the members of the Committee who were present, or such actions taken.

IV.	COMMITTEE AUTHORITY AND RESPONSIBLITIES
•	Developing the criteria and qualifications for membership on the board.
•	Recruiting, reviewing and recommending to the board of directors candidates for election to the board of directors or to fill vacancies on the board of directors.
•	Reviewing candidates proposed by stockholders, and conducting appropriate inquiries into the background and qualifications of any such candidates.
•	Establishing subcommittees for the purpose of evaluating special or unique matters.
•	Monitoring and making recommendations regarding committee functions, contributions and composition.
•	Evaluating, on an annual basis, the Committee’s performance.
VI.	REPORTING

The Committee shall prepare a statement each year concerning its compliance with this charter for inclusion in the Company’s proxy statement.

CPI AEROSTRUCTURES, INC.

Board of Director Candidate Guidelines

The Nominating Committee of CPI Aerostructures, Inc. (the “Company”) will identify, evaluate and recommend candidates to become members of the Board of Directors (“Board”) with the goal of creating a balance of knowledge and experience. Nominations to the Board may also be submitted to the Nominating Committee by the Company’s shareholders in accordance with the Company’s policy, a copy of which is attached hereto. Candidates will be reviewed in the context of current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s shareholders. In conducting this assessment, the Committee will consider and evaluate each director-candidate based upon its assessment of the following criteria:

•	Whether the candidate is independent pursuant to the requirements of the American Stock Exchange.
•	Whether the candidate is accomplished in his or her field and has a reputation, both personal and professional, that is consistent with the image and reputation of the Company.
•

Whether the candidate has the ability to read and understand basic financial statements. The Nominating Committee also will determine if a candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

•	Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise.
•	Whether the candidate has knowledge of the Company and issues affecting the Company.
•	Whether the candidate is committed to enhancing shareholder value.
•	Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company.
•	Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.
•	Whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of Board membership.
•	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest.
•	Whether the candidate is able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.
•	Whether the candidate is able to suggest business opportunities to the Company.

Shareholder Recommendations for Directors

Shareholders who wish to recommend to the Nominating Committee a candidate for election to the Board of Directors should send their letters to CPI Aerostructures, Inc. 60 Heartland Boulevard, Edgewood, New York 11717, Attention: Nominating Committee. The Corporate Secretary will promptly forward all such letters to the members of the Nominating Committee. Shareholders must follow certain procedures to recommend to the Nominating Committee candidates for election as directors. In general, in order to provide sufficient time to enable the Nominating Committee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with the Company’s annual meeting of shareholders, the Corporate Secretary must receive the shareholder’s recommendation no later than thirty (30) days after the end of the Company’s fiscal year.

The recommendation must contain the following information about the candidate:

•	Name;
•	Age;
•	Business and current residence addresses, as well as residence addresses for the past 20 years;
•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 20 years (or such shorter period as the candidate has been in the workforce);
•	Educational background;
•	Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;
•	The number of shares of common stock of the Company beneficially owned by the candidate;
•

The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

•	A signed consent of the nominee to serve as a director of the Company, if elected.

APPENDIX B

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

OF

CPI AEROSTRUCTURES, INC.

Purpose

The Audit Committee is appointed by the Board of Directors (“Board”) of CPI Aerostructures, Inc. (“Company”) to assist the Board in monitoring (1) the integrity of the annual, quarterly and other financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee also shall review and approve all related-party transactions.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (“Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members, absent a temporary vacancy. The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations of the Commission.

The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board at any time. There shall be a Chairman of the Audit Committee which shall also be appointed by the Board. The Chairman of the Audit Committee shall be a member of the Audit Committee and, if present, shall preside at each meeting of the Audit Committee. He shall advise and counsel with the executives of the Company, and shall perform such other duties as may from time to time be assigned to him by the Audit Committee or the Board of Directors.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (i) the independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee annually shall review the Audit Committee’s own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.	Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.
2.

Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-KSB.

3.

If requested by the Audit Committee, management or the independent auditors, review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-QSB, including the results of the independent auditor’s review of the quarterly financial statements.

4.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including:
(a)	any significant changes in the Company’s selection or application of accounting principles;
(b)	the Company’s critical accounting policies and practices to be used;
(c)

all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

(d)	any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and

(e)	any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.
5.

Discuss with management the Company’s earnings press releases generally, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types to be presentations to be made.

6.	Discuss with management and the independent auditor the effect on the Company’s financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.
7.

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.

Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.

Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Company’s Form 10-KSB and Form 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.

At least annually, obtain and review a report from the independent auditor, consistent with Independence Standards Board Standard 1, regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

11.

Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

12.	Oversee the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

13.	Be available to the independent auditors during the year for consultation purposes.

Compliance Oversight Responsibilities

14.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.
15.	Review and approve all related-party transactions.
16.

Inquire and discuss with management the Company’s compliance with applicable laws and regulations and with the Company’s Code of Ethics and Business Conduct in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

17.

Establish procedures (which may be incorporated in the Company’s Code of Ethics and Business Conduct, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

18.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

19.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY

CPI AEROSTRUCTURES, Inc.

Proxy

Solicited By The Board Of Directors

for Annual Meeting To Be Held on June 12, 2007

The undersigned shareholder(s) of CPI AEROSTRUCTURES, INC., a New York corporation (“Company”), hereby appoints Eric Rosenfeld and Edward J. Fred, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting to be held on June 12, 2007 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals:

1.	Election of the following director:	Edward J. Fred
	FOR the nominee	☐	WITHHOLD AUTHORITY for the nominee	☐
2.	In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.
☐	I plan on attending the Annual Meeting.

Date: ___________________, 2007

Signature

Signature if held jointly

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.